Exhibit 99.1
News Release
Contacts:
Leslie S. Magee
Chief Financial Officer
225-298-5261
lmagee@he-equipment.com
Kevin S. Inda
Corporate Communications, Inc.
407-566-1180
kevin.Inda@cci-ir.com
H&E Equipment Services Announces
Selected Preliminary Financial Results for Second Quarter 2006
BATON ROUGE, LA — July 20, 2006 — H&E Equipment Services, Inc. (NASDAQ:HEES) announced today selected preliminary financial results for its second quarter 2006. While the Company has not yet completed its financial statements for its second quarter ended June 30, 2006, it currently expects to report total revenues of at least $198 million for the three months ended June 30, 2006 compared to approximately $138 million for the same three-month period in 2005, an increase of at least $60 million, or 43%, and expects to report a significant increase in operating margin for the three months ended June 30, 2006 as compared to the operating margin of approximately 10.7% for the same three month period in 2005. The expected increases in second quarter revenues and operating margin are primarily due to the impact of the first full quarter of results from our acquisition of Eagle High Reach Equipment in late February 2006, as well as to higher rental and utilization rates, a larger rental fleet, and an increase in demand for new and used equipment.
     These selected second quarter financial results are estimates and subject to change. The Company and its auditors have not completed their normal quarterly review procedures for the three months ended June 30, 2006 and there can be no assurance that the Company’s final results for this three month period will not differ from these estimates. In addition, these estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with generally accepted accounting principles or as a measure of the Company’s performance.
About H&E Equipment Services
     The Company is one of the largest integrated equipment services companies in the United States with 47 full-service facilities throughout the Intermountain, Southwest, Gulf Coast, West Coast and Southeast regions of the United States. The Company is focused on heavy construction and industrial equipment and rents, sells and provides parts and service support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4)
- MORE -

H&E Equipment Services Announces Selected Preliminary Financial Results for
Second Quarter 2006

July 20, 2006

industrial lift trucks. By providing equipment rental, sales, and on-site parts, repair and maintenance functions under one roof, the Company is a one-stop provider for its customers’ varied equipment needs. This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and service operations.
Forward-Looking Statements
     Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. Among the forward-looking statements included in this release are the Company’s selected financial data for second quarter 2006 provided above. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) general economic conditions and construction activity in the markets where we operate in North America; (2) relationships with new equipment suppliers; (3) increased maintenance and repair costs; (4) our substantial leverage; (5) the risks associated with the expansion of our business; (6) our possible inability to integrate any businesses we acquire; (7) competitive pressures; (8) compliance with laws and regulations, including those relating to environmental matters; (9) the financials statements for the second quarter 2006 are not yet completed and, accordingly, the selected financial data provided above is subject to adjustment, and (10) other factors discussed in our public filings, including the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.
- END -